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                                                                    Exhibit 99.1

[ZEMEX LOGO]



                                  NEWS RELEASE
                              FOR IMMEDIATE RELEASE


                                ZEMEX CORPORATION
                            ANNOUNCES BOND REDEMPTION


TORONTO, CANADA -- MARCH 8, 2000 -- ZEMEX CORPORATION (TSE, NYSE:ZMX) announced today that it has redeemed its US$50 million in privately held bonds and replaced them with a US$50 million bridge facility with its commercial banker. This refinancing was done in connection with the recently announced sale of the Corporation's metal powders division and the proceeds from this sale will be used to pay down the bridge facility.

Zemex Corporation is a diversified producer of industrial minerals and, through its Alumitech division, reprocesses aluminum drosses with patented zero discharge technology. Zemex currently operates facilities across the United States and Canada. Its products are used in a variety of commercial applications and are sold throughout the United States, Canada and Europe.

For further information, please contact:

             Patricia K. Moran
             Corporate Secretary and Assistant Treasurer
             (416) 365-8093


This press release may contain "Forward-Looking Statements" within the meaning of the Private Securities Litigation Reform Act of 1995. These forward statements include statements regarding the intent, belief or current expectation of the Corporation and members of its senior management team, including, without limitation, expectations regarding prospective performance and opportunities. Investors are cautioned that any such forward-looking statements are not guarantees of future performance and involve risks and uncertainties, and that actual results may differ materially from those contemplated by the Corporation.